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                                                                     EXHIBIT (n)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 1999, in this Registration Statement on Form N-2 under the Securities Act of 1933 (File No. 333-70183) and under the Investment Company Act of 1940 (File No. 811-09191) and related Prospectus of MuniHoldings Insured Fund II, Inc. for the registration of shares of its Common Stock.


                                                ERNST & YOUNG LLP

Princeton, New Jersey
February 19, 1999